Exhibit 99.1

Seen On Screen TV, Inc. Provides Corporate Update.
Ticker Symbol: U: SONT.PK

Everett, WA
April 22, 2010

Seen On Screen TV, Inc. (Pink Sheets: SONT), (the “Company”) provides the following corporate update.

On January 20, 2010, Kamal Alawas resigned as a member of the board of directors.

On January 7, 2010, during a board meeting, our Board of Directors rescinded the asset and purchase agreement we entered on October 6, 2008 as amended on November 19, 2008 with Antoine Jarjour and Roula Jarjour. At the same board meeting, the board authorized management of the company to seek alternative ways to proceed in its effort to acquire the assets of SEEN ON SCREEN TV, LLC.

On April 6, 2010 we entered into a STOCK PURCHASE AGREEMENT AND PLAN OF REORGANIZATION, effective November 1, 2008, with the unit holders of SEEN ON SCREEN TV, LLC, a Washington Limited Liability Company.

Seen On Screen TV, Inc. acquired all of the issued and outstanding units from the unit holders, Antoine and Roula Jarjour, and SEEN ON SCREEN TV, LLC became a wholly owned subsidiary of the Company. In consideration, Seen On Screen TV, Inc. shall issue 17,000,000 restricted shares of its common stock to the unit holders.

SEEN ON SCREEN TV, LLC. is the owner of the registered name (seenonscreentv). It operates ten stores located in the state of Washington with cross sale of over $1,500,000.00 in 2009.

The President of the company, Mr. Antoine Jarjour, commented, “now that the plan of organization is completed, the company will start to implement its expansion strategy. We are in negotiation with major mall representatives to lease other store locations and at the same time we retained a local accounting firm to audit our financial statement and bring our filing current with the SEC”.

After giving effect to this transaction, SONT will have 29,384,130 common shares issued and outstanding of which 26,648,396 are restricted.

On behalf of the Board of Directors,

Antoine Jarjour, President

ABOUT SEEN ON SCREEN TV, INC.

Seen On Screen TV, Inc. (Trading Symbol: SONT) is a publicly held corporation that operates specialty retail stores. The Company’s headquarter is located in Everett, Washington with operating stores in ten locations in the state of Washington. The Company is currently delinquent in its reporting obligations with the Securities and Exchange Commission. Seen On Screen TV, Inc. markets and sells "As Seen on TV" products, which include: home improvement, fitness, kitchenware, personal hygiene, and much more. The Company uses its website, www.ontelevision.com, which is under construction, as an e-commerce to compliment its operations. Further the Company has another wholly owned subsidiary (ON TV GROUP) that represents the Company and its product to the wholesale and retail industry at trade shows.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend that such forward-looking statements be subject to the safe harbors created by such legislation. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and the Company's plans, goals and objectives. Such statements are generally accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," or similar statements. Our actual results may differ materially from such statements. Factors that could result in such differences, among others, are:

•	Global economic conditions, especially as they relate to consumer spending and business spending on customer relations and promotion.

•	Competition in the markets serviced by the Company.

•	Labor shortages or increases in wage and benefit costs.

•	The effects of changes in interest rates on our cost of borrowing.

•	Unexpected increases in operating costs, such as insurance, workers' compensation, health care and fuel prices.

•	Changes in the frequency or severity of insurance incidents relative to our historical experience.

•	Our ability to make acquisitions at reasonable prices and successfully integrate acquired operations.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in such forward-looking statements will be realized. The inclusion of such forward-looking statements should not be regarded as a representation by the Company or any other person that the future events, plans or expectations contemplated by the Company will be achieved.